Exhibit 99.1

MONOCLE ACQUISITION CORPORATION
750 Lexington Avenue, Suite 1501

New York, New York 10022

SPECIAL MEETING OF STOCK HOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MONOCLE ACQUISITION CORPORATION

P R O X Y C A R D

The undersigned appoints Eric J. Zahler and Richard J. Townsend as proxies (“Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated below, all common stock of Monocle Acquisition Corporation (“Monocle”) held of record by the undersigned on [n], 2020 at the special meeting of stockholders (the “Meeting”) to be held on [n], 2020, at [n] Eastern time, at [n], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

THE BOARD OF DIRECTORS OF MONOCLE RECOMMENDS A VOTE “FOR”‘ PROPOSALS 1, 2, 3 AND 4.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

(1) The Business Combination Proposal – to approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 8, 2019, by and among Monocle, Monocle Holdings Inc., a Delaware corporation and wholly-owned direct subsidiary of Monocle (“NewCo”), AerSale Corp., a Delaware corporation (“AerSale”), Monocle Merger Sub 1 Inc., a Delaware corporation and a wholly-owned direct subsidiary of NewCo, Monocle Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of NewCo, and Leonard Green & Partners, L.P., a Delaware limited partnership, solely in its capacity as the Holder Representative, a copy of which is attached as Annex A to this proxy statement/prospectus, and approve the transactions contemplated thereby (the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) The Nasdaq Proposal – to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance by NewCo, as successor to Monocle, of NewCo Common Stock in the Business Combination in an amount equal to 20% or more of the amount of Monocle’s issued and outstanding common stock immediately prior to the issuance.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(3) The Incentive Plan Proposal – to approve the 2020 Equity Incentive Plan, which is an incentive compensation plan for directors, officers, employees, consultants, and advisors of NewCo and its subsidiaries, including AerSale, a copy of which is attached as Annex B to this proxy statement/prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) The Adjournment Proposal – to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the Nasdaq Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Date: _____________________________, 2020

Signature

Signature

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.